SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 1, 2002
(September 27, 2002)
Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612
(Address of principal executive offices)

(785) 575-6300
(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5. Other Events

On September 27, 2002, we issued a press release clarifying the amount of a charge expected to be included in third quarter 2002 results resulting from marking to market the amount of a liability arising from a call option related to our 6.25 percent senior unsecured notes issued in August 1998. This charge was reported in a September 25, 2002 press release. We announced that approximately $5 million of the charge, net of tax, or approximately $0.07 per share, should be reflected in second quarter 2002 results and that the amount of the charge expected to be reflected in third quarter 2002 results is approximately $0.26 per share. We announced that we are evaluating whether second quarter 2002 results should be restated to reflect the approximately $5 million, or $0.07 per share, charge. We also reported that we had received a tax refund of approximately $54 million related to our 2001 consolidated federal tax return. A copy of the press release is attached to this report.

Item 7.      Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – Press Release dated September 27, 2002.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: October 1, 2002 By /S/ PAUL R. GEIST
Paul R. Geist, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 27, 2002